CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of the 1995 Stock Option Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-04181) and the Registration Statement of the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc on Form S-8 (File No. 333-57369) of our report dated March 14, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Los Angeles, California
March 28, 2001